News Release

Amkor Technology Reports Financial Results for the Fourth Quarter and Full Year 2014

Record 2014 Sales $3.13 Billion
GAAP EPS $0.55, Non-GAAP EPS $0.88

TEMPE, Ariz. - February 9, 2015 - Amkor Technology, Inc. (NASDAQ: AMKR), a leading provider of semiconductor packaging and test services, today announced financial results for the fourth quarter and full year ended December 31, 2014.

“We delivered a strong finish to the year with fourth quarter operating results well above the high end of our guidance," said Steve Kelley, Amkor's president and chief executive officer. "Driven by notable strength in mobile communications using our advanced packaging and test technologies, we saw record sales for the quarter and full year, and a substantial improvement in profitability. And over the last two years, net sales have grown 13% to more than $3.13 billion and our non-GAAP earnings per share have nearly doubled. These results demonstrate that our strategic initiatives are gaining traction, and we anticipate another year of sales and earnings growth in 2015."

GAAP Results	Q4 2014	Q3 2014	Q4 2013	2014	2013
	($ in millions, except per share amounts)
Net sales	$853	$813	$755	$3,129	$2,956
Gross margin	14.1%	18.8%	19.9%	17.7%	18.4%
Net income	$13	$47	$41	$130	$109
Earnings per diluted share	$0.06	$0.20	$0.18	$0.55	$0.50

Non-GAAP Results	Q4 2014	Q3 2014	Q4 2013	2014	2013
	($ in millions, except per share amounts)
Net sales	$853	$813	$755	$3,129	$2,956
Gross margin	22.9%	18.8%	19.9%	20.1%	18.8%
Net income	$90	$47	$41	$208	$119
Earnings per diluted share	$0.38	$0.20	$0.18	$0.88	$0.54

The gross margin, net income and earnings per diluted share information presented above under Non-GAAP Results excludes charges relating to the settlement of our litigation with Tessera and are non-GAAP measures. The charges are $89 million ($78 million, net of tax) in 2014 and $11 million ($10 million, net of tax) in 2013. The reconciliation to the comparable GAAP measures is included below under "Selected Operating Data."

Cash and cash equivalents were $450 million, and total debt was $1.5 billion, at December 31, 2014.

Business Outlook

"We expect that first quarter 2015 revenues will be up 6% year-on-year and down 13% sequentially," said Kelley. "We also expect full year 2015 capital expenditures of around $600 million, including around $150 million of spending for our new K5 factory and R&D center in Incheon, Korea."

Based upon currently available information, we have the following expectations for the first quarter 2015:

•	Net sales of $715 million to $765 million, down 10% to 16% from the prior quarter

•	Gross margin of 16% to 19%

•	Net income of $10 million to $34 million, or $0.04 to $0.14 per diluted share

Conference Call Information

Amkor will conduct a conference call on Monday, February 9, 2015, at 5:00 p.m. Eastern Time. This call may include material information not included in this press release. This call is being webcast and can be accessed at Amkor's website: www.amkor.com. You may also access the call by dialing 1-877-645-6380 or 1-404-991-3911. A replay of the call will be made available at Amkor's website or by dialing 1-855-859-2056 or 1-404-537-3406 (conference ID 68501790). The webcast is also being distributed over NASDAQ OMX's investor distribution network to both institutional and individual investors. Institutional investors can access the call via NASDAQ OMX's password-protected event management site, Street Events (www.streetevents.com).

About Amkor

Amkor is a leading provider of semiconductor packaging and test services to semiconductor companies and electronics OEMs. More information about Amkor is available from the company's filings with the Securities and Exchange Commission and at Amkor's website: www.amkor.com.

Contacts:

Amkor Technology, Inc.
Joanne Solomon
Executive Vice President & Chief Financial Officer
480-786-7878
joanne.solomon@amkor.com

Greg Johnson
Senior Director, Finance and Investor Relations
480-786-7594
greg.johnson@amkor.com

AMKOR TECHNOLOGY, INC.
Selected Operating Data

	Q4 2014	Q3 2014	Q4 2013	2014	2013
Net Sales Data:
Net sales (in millions):
Advanced products*	$462	$411	$346	$1,553	$1,451
Mainstream products**	391	402	409	1,576	1,505
Total net sales	$853	$813	$755	$3,129	$2,956

Packaging services	85%	86%	85%	85%	86%
Test services	15%	14%	15%	15%	14%

Net sales from top ten customers	64%	60%	63%	61%	63%

Packaged units (in millions):
Advanced products*	1,174	1,012	816	3,776	2,845
Mainstream products**	3,001	3,545	3,261	13,112	10,060
Total packaged units	4,175	4,557	4,077	16,888	12,905

End Market Distribution Data (an approximation including representative devices and applications based on a sampling of our largest customers):
Communications (smart phones, tablets, handheld devices, wireless LAN)	60%	56%	55%	56%	56%
Consumer (television, set top boxes, gaming, portable media, digital cameras)	11%	13%	14%	13%	15%
Automotive, industrial and other (infotainment, safety, performance, comfort)	10%	11%	11%	11%	10%
Networking (servers, routers, switches)	10%	11%	11%	11%	10%
Computing (PCs, hard disk drive, printers, peripherals, servers)	9%	9%	9%	9%	9%
Total	100%	100%	100%	100%	100%

Gross Margin Data:
Net sales	100.0%	100.0%	100.0%	100.0%	100.0%
Cost of sales:
Materials	36.0%	37.5%	37.2%	36.8%	40.0%
Labor	13.2%	14.1%	14.6%	14.0%	14.4%
Other manufacturing	27.9%	29.6%	28.3%	29.1%	26.8%
Litigation settlement	8.8%	—%	—%	2.4%	0.4%
Gross margin	14.1%	18.8%	19.9%	17.7%	18.4%

Earnings per Share Data:
Net income available to Amkor common stockholders - basic	$13	$47	$41	$130	$109
Adjustment for dilutive securities on net income:
Interest on 6.0% convertible notes due 2014, net of tax	—	—	1	1	9
Net income attributable to Amkor - diluted	$13	$47	$42	$131	$118

Weighted average shares outstanding - basic	237	236	216	231	187
Effect of dilutive securities:
Stock options and unvested restricted shares	—	1	—	1	—
6.0% convertible notes due 2014	—	—	19	5	48
Weighted average shares outstanding - diluted	237	237	235	237	235

Net income attributable to Amkor per common share:
Basic	$0.06	$0.20	$0.19	$0.56	$0.58
Diluted	$0.06	$0.20	$0.18	$0.55	$0.50

*Advanced products include flip chip and wafer-level processing and related test services
**Mainstream products include wirebond packaging and related test services and since August 1, 2013, include the results of our newly acquired power discrete business in Malaysia which has a high volume of units relative to revenue.

AMKOR TECHNOLOGY, INC.
Selected Operating Data

In the press release above we provide non-GAAP gross margin, non-GAAP net income, and non-GAAP earnings per diluted share for the years ended December 31, 2014 and 2013, respectively. We also provide non-GAAP gross margin, non-GAAP net income and non-GAAP earnings per diluted share for the quarter ended December 31, 2014. We present these non-GAAP amounts to demonstrate the impact of the charges we recognized related to the settlement of our litigation with Tessera. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with U.S. generally accepted accounting principles ("U.S. GAAP"). These measures have limitations, including that they exclude the charges for the settlement payments, which are amounts that the company will ultimately have to pay in cash, and should be considered in addition to, and not as a substitute for, or superior to, gross margin, net income and earnings per diluted share prepared in accordance with U.S. GAAP. Below is the reconciliation of non-GAAP gross margin, non-GAAP net income and non-GAAP earnings per diluted share to U.S. GAAP gross margin, net income and earnings per diluted share.

Non-GAAP Financial Measures Reconciliation:
	Q4 2014	2014	2013
Gross margin	14.1%	17.7%	18.4%
Plus: Litigation settlement charges divided by net sales	8.8%	2.4%	0.4%
Non-GAAP gross margin	22.9%	20.1%	18.8%

Net income (In millions)	$13	$130	$109
Plus: Litigation settlement charges, net of tax (In millions)	77	78	10
Non-GAAP net income (In millions)	$90	$208	$119

Earnings per diluted share	$0.06	$0.55	$0.50
Plus: Litigation settlement charges per diluted share	0.32	0.33	0.04
Non-GAAP earnings per diluted share	$0.38	$0.88	$0.54

AMKOR TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2014	2013	2014	2013
	(In thousands, except per share data)
Net sales	$853,113	$754,875	$3,129,440	$2,956,450
Cost of sales	733,042	604,702	2,576,618	2,411,937
Gross profit	120,071	150,173	552,822	544,513
Selling, general and administrative	62,800	58,255	254,498	247,779
Research and development	17,303	17,364	76,864	64,625
Total operating expenses	80,103	75,619	331,362	312,404
Operating income	39,968	74,554	221,460	232,109
Interest expense	34,917	24,818	104,956	96,739
Interest expense, related party	1,242	1,242	4,969	9,169
Other (income) expense, net	(9,254)	(4,112)	(24,543)	2,214
Total other expense, net	26,905	21,948	85,382	108,122
Income before taxes and equity in earnings of unconsolidated affiliate	13,063	52,606	136,078	123,987
Income tax expense	1,420	16,685	33,845	22,646
Income before equity in earnings of unconsolidated affiliate	11,643	35,921	102,233	101,341
Equity in earnings of J-Devices	2,485	5,637	31,654	10,316
Net income	14,128	41,558	133,887	111,657
Net income attributable to noncontrolling interests	(993)	(720)	(3,501)	(2,361)
Net income attributable to Amkor	$13,135	$40,838	$130,386	$109,296

Net income attributable to Amkor per common share:
Basic	$0.06	$0.19	$0.56	$0.58
Diluted	$0.06	$0.18	$0.55	$0.50
Shares used in computing per common share amounts:
Basic	236,578	216,598	230,710	187,032
Diluted	236,937	235,297	236,731	235,330

AMKOR TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,
	2014	2013
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$449,946	$610,442
Restricted cash	2,681	2,681
Accounts receivable, net of allowances	469,683	385,542
Inventories	223,379	200,423
Other current assets	52,259	33,328
Total current assets	1,197,948	1,232,416
Property, plant and equipment, net	2,206,476	2,006,553
Investments	117,733	105,214
Restricted cash	2,123	2,234
Other assets	111,125	80,881
Total assets	$3,635,405	$3,427,298

LIABILITIES AND EQUITY
Current liabilities:
Short-term borrowings and current portion of long-term debt	$5,000	$61,350
Trade accounts payable	309,025	260,534
Capital expenditures payable	127,568	104,800
Accrued expenses	258,997	264,252
Total current liabilities	700,590	690,936
Long-term debt	1,450,824	1,516,390
Long-term debt, related party	75,000	75,000
Pension and severance obligations	152,673	165,073
Other non-current liabilities	125,382	14,959
Total liabilities	2,504,469	2,462,358

Amkor stockholders’ equity:
Preferred stock	—	—
Common stock	282	262
Additional paid-in capital	1,878,810	1,812,530
Accumulated deficit	(516,962)	(647,348)
Accumulated other comprehensive loss	(32,867)	(255)
Treasury stock	(213,028)	(211,449)
Total Amkor stockholders’ equity	1,116,235	953,740
Noncontrolling interests in subsidiaries	14,701	11,200
Total equity	1,130,936	964,940
Total liabilities and equity	$3,635,405	$3,427,298

AMKOR TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Year Ended December 31,
	2014	2013
	(In thousands)
Cash flows from operating activities:
Net income	$133,887	$111,657
Depreciation and amortization	464,706	410,346
Loss on debt retirement	—	11,619
Gain on sale of subsidiary to J-Devices	(9,155)	—
Other operating activities and non-cash items	(40,762)	(15,978)
Changes in assets and liabilities	65,233	39,892
Net cash provided by operating activities	613,909	557,536

Cash flows from investing activities:
Payments for property, plant and equipment	(681,120)	(566,256)
Proceeds from sale of property, plant and equipment	2,815	27,209
Acquisition of business, net of cash acquired	—	(41,865)
Cash transferred on sale of subsidiary to J-Devices, net of proceeds	(15,774)	—
Payments from J-Devices	—	8,843
Investment in J-Devices	—	(67,372)
Other investing activities	(399)	(1,053)
Net cash used in investing activities	(694,478)	(640,494)

Cash flows from financing activities:
Borrowings under revolving credit facilities	—	5,000
Payments under revolving credit facilities	—	(5,000)
Proceeds from issuance of long-term debt	80,000	375,000
Payments of long-term debt	(145,000)	(80,000)
Payments for debt issuance costs	(903)	(3,216)
Payments for retirement of debt	—	(11,619)
Payment of deferred consideration for an acquisition	(18,763)	—
Proceeds from issuance of stock through share-based compensation plans	6,250	446
Payments of tax withholding for restricted shares	(1,579)	(466)
Net cash (used in) provided by financing activities	(79,995)	280,145

Effect of exchange rate fluctuations on cash and cash equivalents	68	207

Net (decrease) increase in cash and cash equivalents	(160,496)	197,394
Cash and cash equivalents, beginning of period	610,442	413,048
Cash and cash equivalents, end of period	$449,946	$610,442

Note to unaudited consolidated financial statements:

In January 2015, Amkor entered into a settlement agreement with Tessera to resolve their outstanding litigation. Under the terms of the settlement, Amkor agreed to pay Tessera a total of $155 million in equal quarterly installments of $9.6875 million over the next four years in exchange for a mutual release and dismissal of all claims relating to their pending litigation and arbitration proceedings. As a result of the settlement, Amkor recorded the net present value of the settlement obligation ($137 million), less the previously accrued expense ($50 million), as a charge allocated between cost of sales ($75 million) and interest expense ($12 million). The remaining amount of the gross settlement charge ($18 million) will be accreted through interest expense over the four year term of the arrangement to reflect the impact of the time value of money due to the long term nature of the obligation and related payment terms. The settlement liability has been recorded in accrued expenses (current) and other long-term liabilities (non-current) for the present value of payments due within one year and those due in excess of one year, respectively.

Forward-Looking Statement Disclaimer

This press release contains forward-looking statements within the meaning of federal securities laws. All statements other than statements of historical fact are considered forward-looking statements including, without limitation, statements regarding our strategic initiatives, our 2015 sales and earnings growth and all of the statements made under "Business Outlook" above. These forward-looking statements involve a number of risks, uncertainties, assumptions and other factors that could affect future results and cause actual results and events to differ materially from historical and expected results and those expressed or implied in the forward-looking statements, including, but not limited to, the following:

•
there can be no assurance that our new factory and research and development center in Korea will be completed, or that the actual scope, costs, timeline or benefits of the project will be consistent with our current expectations;

•	the highly unpredictable nature and cyclicality of the semiconductor industry;

•	timing and volume of orders relative to production capacity and the inability to achieve high capacity utilization rates, control costs and improve profitability;

•
volatility of consumer demand, double booking by customers and deterioration in forecasts from our customers for products incorporating our semiconductor packages, including any slowdown in demand or changes in customer forecasts for smartphones or other mobile devices;

•	delays, lower manufacturing yields and supply constraints relating to wafers, particularly for advanced nodes and related technologies;

•	dependence on key customers and the impact of changes in our market share and prices for our services with those customers;

•
the performance of our business, economic and market conditions, the cash needs and investment opportunities for the business, the need for additional capacity and facilities to service customer demand and the availability of cash flow from operations or financing;

•	the effect of the global economy on credit markets, financial institutions, customers, suppliers and consumers, including the uncertain macroeconomic environment;

•	the highly unpredictable nature and costs of litigation and other legal activities and the risk of adverse results of such matters and the impact of other legal proceedings;

•
the negative impact on economic growth resulting from the action or inaction of the U.S. government relating to federal income tax increases for individuals or corporations, the federal debt ceiling, the federal deficit and government spending restrictions or shutdowns;

•
changes in tax rates and taxes as a result of changes in U.S. or foreign tax law, the jurisdictions in which our income is determined to be earned and taxed, the outcome of tax audits and tax ruling requests, our ability to realize deferred tax assets and the expiration of tax holidays;

•	curtailment of outsourcing by our customers;

•	our substantial indebtedness and restrictive covenants;

•	failure to realize sufficient cash flow or access to other sources of liquidity to fund capital additions;

•	the effects of an economic slowdown in China, the U.S. and other major economies worldwide;

•
disruptions in our business or deficiencies in our controls resulting from the integration of newly acquired operations or the implementation and security of, and changes to, our enterprise resource planning, factory shop floor systems and other management information systems;

•	economic effects of terrorist attacks, natural disasters and military conflict;

•	competition, competitive pricing and declines in average selling prices;

•	fluctuations in manufacturing yields;

•	dependence on international operations and sales and exchange rate fluctuations;

•	dependence on raw material and equipment suppliers and changes in raw material and precious metal costs;

•	dependence on key personnel;

•	enforcement of and compliance with intellectual property rights;

•	environmental and other governmental regulations; and

•	technological challenges.
Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect our operating results and financial condition are discussed in the company's Annual Report on Form 10-K for the year ended December 31, 2013 and in the company's subsequent filings with the Securities and Exchange Commission made prior to or after the date hereof. Amkor undertakes no obligation to review or update any forward-looking statements to reflect events or circumstances occurring after the date of this press release.